Exhibit 10.1

SECURITIES AMENDMENT AND EXCHANGE AGREEMENT

This Securities Amendment and Exchange Agreement (the “Agreement”) is made as of July 24, 2009 by and between Neoprobe Corporation (the “Company”) and Platinum-Montaur Life Sciences, LLC (the “Purchaser”).

A.           The Company and the Purchaser are parties to a Securities Purchase Agreement dated as of December 26, 2007 (the “Purchase Agreement”), pursuant to which the Company has issued to Purchaser the following securities: (a) the Company’s 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the “Series A Note”), (b) the Company’s 10% Series B Convertible Senior Secured Promissory Note  in the principal amount of $3,000,000, due December 26, 2011 (the “Series B Note”), (c) 3,000 shares of the Company’s 8% Series A Convertible Preferred Stock (the “Preferred Stock”), (d) the Company’s Series W Warrant to purchase shares of common stock of the Company (the “Series W Warrant”), (e) the Company’s Series X Warrant to purchase shares of common stock of the Company (the “Series X Warrant”), and (e) the Company’s Series Y Warrant to purchase shares of common stock of the Company (the “Series Y Warrant”).

B.           The Company and the Purchaser have agreed to (i) amend the terms of the Series A Note, Series B Note, Series W Warrant, Series X Warrant, and Series Y Warrant and to effect such amendments by issuing amended and restated instruments, and (ii) to amend the terms of the Preferred Stock by amending and restating the Certificate of Designations.

C.           The Company and the Purchaser have further agreed that, in accordance with the terms set forth herein, (i) the Purchaser will exercise for cash the Amended Series Y Warrant, and (ii) the Company will issue to the Purchaser the Company’s Series AA Warrant to purchase shares of common stock of the Company (the “Series AA Warrant”).

Statement of Agreement

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

Section 1.          Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings defined in the Purchase Agreement.

Section 2.          Issuance and Exchange of Securities.

(a)           Subject to the terms and conditions herein set forth, at the Closing (as defined below) the Company will issue and deliver to the Purchaser (a) the Company’s Amended and Restated 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 in the form attached hereto as Exhibit A (the “Amended Series A Note”), (b) the Company’s Amended and Restated 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011, in the form attached hereto as Exhibit B (the “Amended Series B Note”), (c)  the Company’s Amended and Restated Series W Warrant to purchase shares of common stock of the Company in the form attached hereto as Exhibit C (the “Amended Series W Warrant”), (d) the Company’s Amended and Restated Series X Warrant to purchase shares of common stock of the Company in the form attached hereto as Exhibit D (the “Amended Series X Warrant”); and (e) the Company’s Amended and Restated Series Y Warrant to purchase shares of common stock of the Company in the form attached hereto as Exhibit E (the “Amended Series Y Warrant”).

(b)           Subject to the terms and conditions herein set forth, promptly following the Closing the Purchaser will surrender to the Company for cancellation (a) the Series A Note (in exchange for the Amended Series A Note), (b) the Series B Note (in exchange for the Amended Series B Note), (c) the Series W Warrant (in exchange for the Amended Series W Warrant) (d) the Series X Warrant (in exchange for the Amended Series X Warrant); and (e) the Series Y Warrant (in exchange for the Amended Series Y Warrant) (the foregoing hereinafter referred to collectively as the “Original Securities”). Purchaser represents to the Company that it has not assigned, pledged or transferred any interest in the Original Securities, and agrees to indemnify the Company from any expenses, losses or damages, including, but not limited to, reasonable attorneys fees, that the Company may suffer as a result of the presentation of any of the Original Securities or any other claim of ownership of the right to purchase the Common Stock issuable upon the exercise or conversion of the Original Securities by any third party. The Purchaser makes this representation in connection with the effectiveness of Exchanged Securities, which shall in all respects supersede and replace the Original Securities.

Section 3.          Issuance of Series AA Warrant.  Subject to the terms and conditions herein set forth, the Company agrees to issue to the Purchaser at the Closing the Series AA Warrant in the form attached hereto as Exhibit E.

           Section 4.          Exercise of Amended Series Y Warrant.  The Purchaser hereby delivers notice, pursuant to Section 8(a) of the Amended Series Y Warrant, that it waives the provisions of Section 8(a) therein effective as of the 61st day following the Closing Date (as defined below). Subject to the terms and conditions herein set forth, the Purchaser agrees to exercise the Amended Series Y Warrant for 2,844,319 shares of the Company’s common stock, $.001 par value (“Common Stock”), at the Closing (but in no event in excess of any amount permitted to be exercised pursuant to Section 8(a) of the Amended Series Y Warrant as in effect on the Closing Date) in accordance with the terms set forth in the Amended Series Y Warrant, which terms include without limitation the surrender of a duly executed exercise form in the form attached thereto, and payment by wire transfer to an account designated by the Company of the aggregate exercise price therefore in immediately available funds.  Upon such exercise, the Company will cause to be issued to Purchaser a certificate for 2,844,319 fully paid and non-assessable shares of Common Stock (hereinafter referred to together with the shares of Common Stock issued upon the exercise of the balance of the Amended Series Y Warrant as described below as the “Amended Series Y Warrant Shares”), as provided in Section 2(d) of the Amended Series Y Warrant, and bearing a restrictive legend as provided in Section 2(g)(ii) of the Amended Series Y Warrant.  Upon and after the 61st day following Closing, but in no event later than September 30, 2009, the Purchaser shall exercise the balance of the Amended Series Y Warrant by payment by wire transfer of immediately available funds to an account designated by the Company of the aggregate cash exercise price therfor.  Upon such exercise in full, the Purchaser shall surrender the Amended Series Y Warrant to the Company, the Amended Series Y Warrant shall be cancelled and the Company shall have no further obligations in respect thereof.

Section 5.          Amendment of Certificate of Designations. Subject to the terms and conditions herein set forth, and effective upon the Closing, the Parties agree to amend and restate the Certificate of Designations as provided in Exhibit F attached hereto (the “Amended Certificate of Designations”).  Immediately prior to the Closing the Company shall execute the Amended Certificate of Designations, and promptly following the Closing the Company shall cause it to be filed with, and accepted for filing by, the Delaware Secretary of State.

Section 6.          Closing.  The issuance and exchange of the Amended Series A Note, Amended Series B Note, Amended Series W Warrant, Amended Series X Warrant, and Amended Series Y Warrant, the issuance of the Series AA Warrant, and the partial exercise of the Amended Series Y Warrant shall take place at a closing (the “Closing”) simultaneously with the execution and delivery of this Agreement or on such other date and time as the Parties may agree (the “Closing Date”) at the offices of Purchaser, 152 West 57th  Street, 54th Floor, New York, New York. Upon Closing, the Company shall deliver to the Purchaser a legal opinion in form and substance reasonably satisfactory to the Purchaser.

Section 7.          Representations and Warranties of the Company.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement as well as under the Amended Series A Note, the Amended Series B Note, the Amended Series W Warrant, the Amended Series X Warrant, the Amended Series Y Warrant and the Series AA Warrant (collectively, the “Exchanged Securities”) and issue the Amended Series Y Warrant Shares.

(b)           The execution, delivery and performance by the Company of this Agreement and the Exchanged Securities,  the issuance of the Exchanged Securities and the Amended Series Y Warrant Shares (collectively, the “New Securities”), and the consummation of the transactions contemplated hereby and thereby, (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of the Company or any amendment thereof or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any Contractual Obligation of the Company or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its Subsidiaries other than the Lien created by the Security Agreement, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)           This Agreement has been, and each of the Exchanged Securities will be, duly executed and delivered by the Company, and this Agreement constitutes, and such Exchanged Securities will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(d)           Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the New Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).

(e)           The New Securities to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, they shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind, and the Amended Series Y Warrant Shares, upon issuance, shall be fully paid and non-assessable.

(f)           The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock sufficient to effect the conversion of the Amended Series A Note and the exercise of the Series AA Warrant.

(g)           The Series AA Warrant shall be deemed to be a “Warrant” for all purposes under the Transaction Documents.  The collateral granted to the Purchaser under the Transaction Documents, including without limitation, all collateral under the Security Agreement, shall continue to secure the obligations of the Company to the Purchaser as set forth in the Transaction Documents, including, as applicable, the Exchanged Securities.  The Purchaser’s interest in the collateral pledged by the Company to secure its obligations to the Purchaser retains its original priority, unimpaired by the Amendments contemplated hereby.  Without limiting the generality of the foregoing, references in the Registration Rights Agreement to the Warrant shall be deemed to include the Series AA Warrant, and references to Registrable Securities shall be deemed to include the shares issuable upon exercise of the Series AA Warrant.

(h)           The holding period, for purposes of Rule 144 under the Securities Act, for the shares of Common Stock issuable upon exercise or conversion of (i) the Amended Series A Note and the Series W Warrant began on December 26, 2007, (ii) the Amended Series B Note and the Series X Warrant began on April 16, 2008 and (iii) the Preferred Shares and the Amended Series Y Warrant began on December 5, 2008, and the transactions contemplated hereby shall not affect the holding periods set forth in clauses (i) through (iii) above for purposes of Rule 144.

Section 8.          Representations and Warranties of the Purchaser.

(a)           The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

(b)           The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the New Securities being issued to it hereunder.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby (a) have been duly authorized by all necessary limited liability company action, and (b) does not contravene the terms of the organizational or governing documents of the Purchaser.  No further consent or authorization of the Purchaser, its board of directors or other governing body, or of its members, is required for the execution, delivery or performance of this Agreement by the Purchaser. When executed and delivered by the Purchaser, this Agreement shall constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           The Purchaser is acquiring the New Securities solely for its own account and not with a view to or for sale in connection with a distribution thereof.  The Purchaser does not have a present intention to sell any of the New Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the New Securities (or securities issued upon conversion or exercise of the New Securities) for any minimum or other specific term and reserves the right to dispose of the New Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  The Purchaser acknowledges and agrees that certificates representing the New Securities shall bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

(d)           The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the New Securities. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(e)           The Purchaser acknowledges that it has reviewed the SEC Reports, and other information furnished by the Company, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the New Securities and the merits and risks of investing in the New Securities; (ii) access to information about the Company and Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to Purchaser’s investment in the New Securities.

(f)           The Purchaser understands that the New Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that the Purchaser is familiar with Rule 144, and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any New Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g)           The Purchaser understands that the Securities are being issued in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions. The Purchaser understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the New Securities.

(h)           The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

Section 9.              No Other Modification.  References in the Purchase Agreement, Registration Rights Agreement (as amended) and Security Agreement to the Series A Note, Series B Note, Series W Warrant, Series X Warrant and Series Y Warrant shall be deemed from and after the date of this Agreement to refer to the Amended Series A Note, the Amended Series B Note, the Amended Series W Warrant Amended Series X Warrant, and Amended Series Y Warrant, respectively. References to Conversion Shares and Warrant Shares in the Transaction Documents shall be deemed to include the Shares of Common Stock issuable upon the exercise or conversion of the Exchanged Securities.  Except as expressly modified or amended hereby, the terms and conditions of the Purchase Agreement, Registration Rights Agreement (as amended) and Security Agreement shall remain unchanged and in full force and effect, and each of the parties hereby ratifies and confirms the same.

Section 10.          Waiver of Blocking Provisions.  The Purchaser hereby delivers notice pursuant to: (a) Section 3.4 (a) of each of the Amended Series A Note and Amended Series B Note; and (b) Section 7(a) of the Amended Certificate of Designations, that effective as of the 61st day following the Closing Date Purchaser waives the limitations contained in the foregoing provisions with regard to the issuance of any shares of Common Stock to Purchaser in payment of either interest on the Amended Series A Note or Amended Series B Note, or dividends on the Preferred Stock. This waiver shall not apply to the restrictions set forth in either: (a) Section 3.4(b) of each of the Amended Series A Note and Amended Series B Note; or (b) Section 7(b) of the Amended Certificate of Designations.

Section 11.          Legal Fees of Purchaser.  The Company agrees to reimburse the Purchaser for reasonable legal fees and expenses incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed $5,000.

Section 12.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

NEOPROBE CORPORATION

By:	/s/ Brent L. Larson
Name: Brent L. Larson
Title: Vice President, Finance & CFO

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg
Name: Michael Goldberg
Title: Portfolio Manager